Results of AGM

LONDON, April 16, 2020, - Verona Pharma plc (AIM: VRP) (Nasdaq: VRNA) (“Verona Pharma”), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for respiratory diseases,
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About Verona Pharma
Verona Pharma is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of respiratory diseases with significant unmet medical needs. If successfully developed and approved, Verona Pharma’s product candidate, ensifentrine, has the potential to be the first therapy for the treatment of respiratory diseases that combines bronchodilator and anti-inflammatory activities in one compound. Verona Pharma is currently evaluating three formulations of ensifentrine for the treatment of COPD in Phase 2 clinical trials: nebulized, dry powder inhaler, and pressurized metered-dose inhaler. Ensifentrine also has potential applications in cystic fibrosis, asthma and other respiratory diseases. For more information, please visit www.veronapharma.com.
For further information, please contact:

Verona Pharma plc	Tel: +44 (0)20 3283 4200
Victoria Stewart, Director of Communications	info@veronapharma.com

N+1 Singer	Tel: +44 (0)20 3283 4200
(Nominated Adviser and UK Broker) Aubrey Powell / George Tzimas / Iqra Amin (Corporate Finance) Tom Salvesen (Corporate Broking)

Optimum Strategic Communications (European Media and Investor Enquiries)	Tel: +44 (0)20 950 9144 verona@optimumcomms.com
Mary Clark / Eva Haas / Hollie Vile

Argot Partners (US Investor Enquiries)	Tel: +1 212-600-1902 verona@argotpartners.com
Stephanie Marks / Kimberly Minarovich / Michael Barron

Results of AGM

LONDON, April 16, 2020, - Verona Pharma plc (AIM: VRP) (Nasdaq: VRNA) (“Verona Pharma”), a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for respiratory diseases, announces that all resolutions proposed at the Annual General Meeting held today were duly approved by shareholders by way of a poll. The results of the poll are available on the Investors section of the Company’s website, www.veronapharma.com.
-Ends-
About Verona Pharma
Verona Pharma is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for the treatment of respiratory diseases with significant unmet medical needs. If successfully developed and approved, Verona Pharma’s product candidate, ensifentrine, has the potential to be the first therapy for the treatment of respiratory diseases that combines bronchodilator and anti-inflammatory activities in one compound. Verona Pharma is currently evaluating three formulations of ensifentrine for the treatment of COPD in Phase 2 clinical trials: nebulized, dry powder inhaler, and pressurized metered-dose inhaler. Ensifentrine also has potential applications in cystic fibrosis, asthma and other respiratory diseases. For more information, please visit www.veronapharma.com.
For further information, please contact:

Verona Pharma plc	Tel: +44 (0)20 3283 4200
Victoria Stewart, Director of Communications	info@veronapharma.com

N+1 Singer	Tel: +44 (0)20 3283 4200
(Nominated Adviser and UK Broker) Aubrey Powell / George Tzimas / Iqra Amin (Corporate Finance) Tom Salvesen (Corporate Broking)

Optimum Strategic Communications (European Media and Investor Enquiries)	Tel: +44 (0)20 950 9144 verona@optimumcomms.com
Mary Clark / Eva Haas / Hollie Vile

Argot Partners (US Investor Enquiries)	Tel: +1 212-600-1902 verona@argotpartners.com
Stephanie Marks / Kimberly Minarovich / Michael Barron